SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                         AMETEK AEROSPACE PRODUCTS, INC.

           (Exact name of the Registrant as specified in its charter)


           Delaware                               14-1682544
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)            Identification No.)


    Station Square, Paoli, Pennsylvania                19301
  (Address of principal executive offices)           (Zip code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


        Securities to be registered pursuant to Section 12(b)of the Act:

 Title of Each Class                       Name of Each Exchange on Which
 to be so Registered                       Each Class is to be Registered
---------------------                      ------------------------------

 Associated Rights to purchase              New York Stock Exchange, Pacific
 Series A Junior Participating              Exchange, Inc.
 Preferred Stock of Ametek Aerospace
 Products, Inc. which are attached to
 and trade with the shares of the
 Registrant's common stock, par value
 $.01 per share.

     Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         The description of the associated Rights to purchase Series A Junior Participating Preferred Stock of Ametek Aerospace Products, Inc. (the "Company") which are attached to and trade with the shares of common stock, par value $.01 per share, of the Company, to be registered hereunder is incorporated by reference herein from the description set forth under the caption "Description of New Ametek Capital Stock" in the Information Statement included within Amendment No. 2 to the Registration Statement of the Company on Form 10 filed on June 27, 1997 with the Securities and Exchange Commission (Registration No. 1-12981) (the "Registration Statement on Form 10").

Item 2.   Exhibits

         Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits were filed with the New York Stock Exchange and the Pacific Exchange, Inc., but are not being filed with the Securities and Exchange Commission in connection with this Registration Statement:

          1. The Company's Registration Statement on Form 10 and the Exhibits thereto.

         *2. The Amended and Restated Certificate of Incorporation of the Company.

         *3.     The Bylaws of the Company.

         *4. Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company.

         *5.     Form of Rights Certificate.

----------------------------
*  Filed as exhibits to the Registration Statement on Form 10.


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Ametek Aerospace Products, Inc.
                                                (Registrant)


                                       By:    /s/ John J. Molinelli
                                              ---------------------
                                                  John J. Molinelli
                                              Senior Vice President and
                                              Chief Financial Officer



Date:             July 23, 1997